Exhibit 10.17

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CASTLE BIOSCIENCES, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CASTLE BIOSCIENCES, INC. IF PUBLICLY DISCLOSED.

EXECUTION VERSION
EXCLUSIVE LICENSE AGREEMENT

Exhibit A - Initial Development Plan
Exhibit B - Tangible Research Properties
Exhibit C - Technical Information
Exhibit D - Sublicense Agreement Provisions

PREAMBLE

THIS LICENSE AGREEMENT (“Agreement”) is made and entered into as of this 14th day of November, 2009 (“Effective Date”) by and between The Washington University, a corporation established by special act of the Missouri General Assembly, approved February 22, 1853 and acts amendatory thereto, having its principal office at One Brookings Drive, St. Louis, Missouri 63130 (“WUSTL”), and Castle Biosciences, Inc., a corporation, (“Licensee”) having a principal office at 2014 San Miguel Drive, Friendswood, Texas 77546 and the following correspondence address:

Castle Biosciences
Attn: Derek Maetzold
2014 San Miguel Drive,
Friendswood, Texas 77546
Tel No: 281-796-9032
Fax No: 866-431-2924

License Issue Fee: a non-refundable, non-creditable fee of [***] dollars ($[***]). [***] dollars ($[***] within [***] ([***]) days of execution of the Agreement, and [***]  dollars ($[***]) within [***]  ([***]) months of the Effective Date of the Agreement.)

License Maintenance Fee: [***]  dollars ($[***] per year upon start of the [***]anniversary from the Effective Date of the Agreement and each subsequent year thereafter until the First Commercial Sale.

Milestones and Payments:

For each 510K approval or PMA (Premarket Approval) or PMN (Premarket Notification): [***] dollars ($[***]) per approval no later than [***] ([***]) days from approval.

For issuance of the first US patent: [***] dollars ($[***]) no later than [***] ([***]) days from issuance of such patent

For issuance of the first foreign patent: [***] dollars ($[***]) no later than [***] ([***]) days from issuance of such patent.

Royalty Rate:
a.	Patent Royalty Rate	[***]-percent ([***]%) of Net Sales (Licensee, Affiliate or Sublicensees)
b.	Non-Patent Royalty Rate	[***]-percent ([***]%) of Net Sales (Licensee, Affiliate or Sublicensees)

Minimum Royalty: Commencing with the first Calendar Half following the Calendar Half when the First Commercial Sale occurs and continuing thereafter throughout the last to expire of a Valid Claim of the Patent Rights, Licensee agrees to pay WUSTL a minimum royalty equal to the Minimum Royalty for each Calendar Half as an advance against the royalties due under Section 5.3.1. Such Minimum Royalties shall be due on January 31 and July 31 of each Calendar Half.

Period after Commercial Sale	Minimum Royalty
First Four Calendar Halves	$[***] per Calendar Half
Fifth, Sixth, Seventh, and Eighth Calendar Halves	$[***] per Calendar Half
Ninth and Each Subsequent Calendar Half thereafter	$[***] per Calendar Half

Sublicensee Revenue percentage: [***]% of the Sublicensee Revenue

[***] = Certain Confidential Information Omitted

Patents:
Patent Title: Method For Predicting Risk Of Metastasis
Application Number: [***]

Previous and ongoing patent expenses to be paid by Licensee pursuant to the terms of Section 9.2 hereof.
A sum of [***] dollars and [***] cents ($[***]) in past patent expenses will be paid by the Licensee no later than [***]  ([***]) days from the Effective Date of this Agreement.

Field: Medical diagnostics and prognostics in the field of melanoma.

Territory: Worldwide.

RECITALS

A.          WUSTL possesses certain Patent Rights (as defined below), Technical Information (as defined below), and Tangible Research Property (as defined below) which were developed in the laboratory of Dr. James William Harbour, an employee of WUSTL.

B.          Licensee has developed a plan to manufacture, promote, import, sell and/or market products based on the Patent Rights, the Technical Information, and/or the Tangible Research Property which plan is attached hereto as Exhibit A (the “Development Plan”).

C.        Licensee possesses the desire, knowledge, expertise, experience and resources to fully carry out the Development Plan and to otherwise diligently manufacture, market and to otherwise diligently commercialize products based on the Patent Rights, Tangible Research Property and/or the Technical Information.

D.          Subject to the terms and conditions set forth below, (a) Licensee desires to obtain from WUSTL (i) a non-transferable, exclusive and royalty-bearing license to, under the Patent Rights, make, have made, sell, offer for Sale, use, and import Licensed Product (as defined below) and perform Licensed Service solely in the Territory and in the Field, and (ii) a non-transferable, non-exclusive and royalty-bearing license to use the Tangible Research Property and the Technical Information to make, have made, sell, offer for Sale, use, and import Licensed Product and perform Licensed Service solely in the Territory and in the Field, and (b) WUSTL desires to grant such licenses to Licensee.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth below and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1.	Definitions.

As used in this Agreement, the following terms have the meaning ascribed to them below:

1.1          “Agreement” shall have the meaning ascribed to that term in the Preamble above.

1.2          “Affiliate” means an entity that now or hereafter, directly or indirectly, controls or is controlled by or is under common control with a party to this Agreement whether by beneficial ownership, contract, or otherwise.

[***] = Certain Confidential Information Omitted

 1.3          “Calendar Half” means each six-month period of a calendar year, or portion thereof, beginning on January 1 or July I.

1.4          “Claims” shall have the meaning ascribed to that term in Section 11.1 below.

1.5         “Combination Products” means any product that is comprised in part of a Licensed Product and in part of one or more other agents, products or components, which are not themselves Licensed Product (the “Other Product”). Other Products do not include surfactants, diluents and carriers, or non functional agents (collectively “Non Functional Agents”), unless any such Non Functional Agents are covered by a patent, in which case such Non Functional Agents shall be considered under Section 5.5 as applicable. “Combination Products” also means any service that is comprised in part of a Licensed Service and in part of one or more other services which are not themselves Licensed Service. For clarity, a Licensed Service shall only be considered a Combination Product if such Licensed Service cannot be practically separated from another service.

1.6          “Confidential Information” shall have the meaning ascribed to that term in Section 7.1 below.

1.7          “Development Plan” shall have the meaning ascribed to that term in Recital B above; subject, however, to Section 3.4 below.

1.8          “Effective Date” shall have the meaning ascribed to that term in the Preamble above.

1.9          “Election Notice” shall have the meaning ascribed to that term in Section 9.3 below.

1.10        “Field” shall have the meaning ascribed to that term in the Preamble above.

1.11        “First Commercial Sale” means the earlier to occur of (a) the earliest date on which Licensee transfers a Licensed Product for compensation (including equivalent cash value for trades or other non-cash payments), or (b) the earliest date on which Licensee offers a Licensed Service for compensation (including equivalent cash value for trades or other non-cash payments).

1.12        “ISO” shall have the meaning ascribed to that term in Section 12.1 below.

1.13        “License Issue Fee” shall have the meaning ascribed to that term in the Preamble above.

1.14        “Licensed Product” means (a) any product made including any Combination Products, made for, used, sold or imported by Licensee that (i) in the absence of this Agreement would infringe at least one Valid Claim, or (ii) uses a process covered by a Valid Claim, and/or (b) any product made, and/or method or process used, in whole or in part, using or otherwise derived from Technical Information and/or Tangible Research Property.

1.15          “Licensed Service” means (a) any service performed by Licensee including any Combination Products that (i) in the absence of this Agreement would infringe at least one Valid Claim, or (ii) uses a process covered by a Valid Claim, and/or (b) service performed by Licensee that uses or is otherwise derived from Technical Information and/or Tangible Research Property.

1.16          “Licensee” shall have the meaning ascribed to that term in the Preamble above.

1.17          “Minimum Royalty” shall have the meaning ascribed to that term in the Preamble

1.18          “Net Sales” means the total of all value, compensation, and payments, whether in cash or in kind, received by Licensee, its Affiliates, or its Sublicensees, for Sales of Licensed Product, Combination Products or Licensed Service, less all Permissible Deductions.

1.19          “Patent Rights” means, subject to Section 9.3 below, the patents and patent applications listed in the Preamble above, and all foreign counterparts, continuations, continuations-in-part, divisions, extensions, reexaminations and reissues thereof, which trace their earliest priority filing date by unbroken lineage to any of such patent or patent applications.

1.20          “Permissible Deductions” means [***]

1.21          “Sale” means any transaction in which a Licensed Product, Combination Products or Licensed Service is exchanged or transferred for any value, payment or compensation of any type or kind.

1.22          “Royalty Rate” shall have the meaning ascribed to that term in the Preamble above and shall include both the “Patent Royalty Rate” and the “Non-Patent Royalty Rate.” “Patent Royalty Rate” means the Royalty Rate that shall apply to licensed activities, on a country-by-country basis, within Territory countries in which there is at least one Valid Claim in such country. “Non-Patent Royalty Rate” means the Royalty Rate that shall apply to licensed activities, on a country-by-country basis, in Territory countries in which there is no Valid Claim, in such country.

1.23          “Tangible Research Property” means, subject to Section 9.3 below, any and all research tools and other personal property that WUSTL may provide to Licensee including, without limitation, the property set forth on Exhibit B hereto.

1.24          “Technical Information” means, subject to Section 9.3 below, research and development information, unpatented inventions, know-how, data, methods, and technical data and information, in each instance that are necessary to practice the Patent Rights and/or to commercialize one or more Licensed Product or Licensed Service including, without limitation, the Technical Information identified in Exhibit C attached hereto and incorporated by reference herein.

1.25          This section intentionally left blank.

1.26          “Territory” shall have the meaning ascribed to that term in the Preamble above, except that it shall exclude those countries to which export of Licensed Product, Combination Products or Licensed Service is prohibited by applicable U.S. export control laws or regulations.

1.27          “WUSTL” shall have the meaning ascribed to that term in the Preamble above.

1.28          “WUSTL Indemnitee” shall have the meaning ascribed to that term in Section 11.1 below.

1.29          “Valid Claim” means a claim (a) of a pending Patent Rights patent application that has not been pending for longer than [***] years, or (b) of an issued and unexpired Patent Rights patent that has not been held invalid or unenforceable by a court or other governmental agency of competent jurisdiction in a decision or order that is not subject to appeal.

[***] = Certain Confidential Information Omitted

1.30          “Sublicensing Revenue” means all value, payment or compensation of any type or kind, other than earned royalties on Net Sales, received by Licensee from or through its Sublicensees in consideration for the licensing, cross-licensing or other authorized use of any license or right granted herein by WUSTL. Sublicensing Revenue shall include, without limitation, all fees, milestone payments, cash equivalents, equities, securities, equipment, property, rights or anything else of value or other payments received by Licensee as sublicensing consideration from or for the benefit of any Sublicensee.

2.	License Grants and Restrictions.

2.1            Patent Rights. Subject to the terms and conditions of this Agreement, WUSTL hereby grants to Licensee, and Licensee hereby accepts, a non-transferable (except as set forth in Sections 2.1(1 and 15.7), exclusive (subject to Section 2.4 below) and royalty-bearing license under the Patent Rights and for the term of this Agreement, to (a) make, have made, sell, offer for Sale, use, and import Licensed Product, and (b) perform Licensed Service, in each instance solely in the Territory and in the Field. For the avoidance of doubt, Licensee acknowledges and agrees that no license is granted or implied under the Patent Rights outside the Field or the Territory.

  2.1.1          Option to New Indication. Subject to the rights of the federal government under the Bayh-Dole Act and its related statutes and regulations and the rights, if any, provided to third party sponsors of research or providers of materials used in research, Licensee is granted an exclusive option (“IP Option”) to license “New Indication.” New Indication is defined as the use of licensed Patent Rights, Tangible Research Property and Technical Information for medical diagnostics and prognostics in the field of breast cancer, colon cancer or gastric carcinoma arising from research performed by or under the direction of [***], during the [***] ([***]) month period following the Effective Date of this Agreement. Licensee will provide a written notification to WUSTL notifying of its intention to exercise the IP Option. Licensee and WUSTL shall negotiate 1) an exclusive license in good faith for a period of [***] ([***]) days for patents and patent applications; and/or 2) a non-exclusive license for Tangible Research Property and Technical Information. If Licensee does not exercise the IP Option within the [***] ([***]) month period, the IP Option shall terminate with respect to such New Indication and WUSTL shall be free to license such New Indication to any third party subject to Licensee’s rights under Section 2.1. This section 2.1.1 notwithstanding, WUSTL will be free to use and provide Patent Rights, Tangible Research Property and Technical Information for the New Indication to other not-for-profit or academic entities for research and educational purposes.

2.2            Technical Information. Subject to the terms and conditions of this Agreement, WUSTL hereby grants to Licensee, and Licensee hereby accepts, a non-transferable, non-exclusive and royalty-bearing license for the term of this Agreement to use the Technical Information solely for the purpose of exploiting the license granted to Licensee in Section 2.1 above. For the avoidance of doubt, Licensee acknowledges and agrees that no license is granted or implied under the Technical Information outside the Field or the Territory. WUSTL shall deliver the existing Technical Information listed in Exhibit C to Licensee promptly within [***] ([***]) days after the Effective Date. Exhibit C maybe amended upon mutual agreement by WUSTL and Licensee.

2.3          Tangible Research Property. Subject to the terms and conditions of this Agreement, WUSTL hereby grants to Licensee, and Licensee hereby accepts, a nontransferable, non-exclusive license to, for the term of this Agreement, use the Tangible Research Property solely for the purpose of exploiting the licenses granted to Licensee in Sections 2.1 and 2.2 above. For the avoidance of doubt, Licensee acknowledges and agrees that no license is granted or implied to use the Tangible Research Property for any other purpose. WUSTL shall deliver the Technical Research Property to Licensee within [***]  ([***]) days from the Effective Date.

[***] = Certain Confidential Information Omitted

2.4          Limitations on Patent Rights License. WUSTL may use the Patent Rights to make, have made, use, and import Licensed Product and to perform Licensed Service in the Territory and in the Field for research and educational purposes at WUSTL (“WUSTL Purposes). WUSTL may use the Patent Rights to make, have made, use and import Licensed Product, Combination Products and to perform Licensed Service in the Territory and in the Field, for WUSTL Purposes only, for research and educational purposes with collaborators in other nonprofit entities, which will occur under confidentiality provisions consistent with this Agreement and will expressly exclude any Commercial Purposes. For the avoidance of doubt, WUSTL Purposes does not include the use of Patent Rights in the making, using, selling, or importing of any product offered for commercial sale or the performance of any service offered for commercial sale.

2.5          Clarifications. For the avoidance of doubt, the license “to have made” granted in Section 2.1 above means that the Licensee may contract with one or more third parties to make Licensed Product and/ or Combination Products for Licensee for Sale or offer for Sale by Licensee or for use in a Licensed Service and/or Combination Products within the scope of its sales operations. In any such event, Licensee shall require all such third parties to be bound to a confidentiality agreement that contains non-use and nondisclosure obligations that are at least as restrictive as those that are contained in Article 7 below before any Confidential Information is disclosed to such third parties.

2.6          Government Rights. In accordance with Public Laws 96-517, 97-256 and 98-620, codified at 35 U.S.C. §§ 200-212, the United States government retains certain rights to inventions arising from federally supported research or development. Under these laws and implementing regulations, the government may impose requirements on such inventions. Licensed Product and/or Combination Products embodying inventions subject to these laws and regulations sold in the United States must be substantially manufactured in the United States. The license rights granted in this Agreement are expressly made subject to these laws and regulations as they may be amended from time to time. Licensee shall be required to abide by all such laws and regulations.

2.7          Reservation of Rights and Restrictions. Nothing in this Agreement provides Licensee with any ownership rights of any kind in the Patent Rights, the Technical Information and/or any Tangible Research Property. All ownership rights in the Patent Rights, the Technical Information and the Tangible Research Property shall remain the sole and exclusive property of WUSTL. The risk of loss of all Tangible Research Property shall pass to Licensee upon delivery. For the avoidance of doubt, Licensee’s rights in any Tangible Research Property extend only to the specific Tangible Research Property delivered by WUSTL to Licensee as listed in Exhibit B hereto. Accordingly, Licensee shall have no right to any Tangible Research Property retained by WUSTL including, without limitation, any original Tangible Research Property that may be retained by WUSTL and on which the Tangible Research Property delivered to Licensee may be based. No license or right is granted by WUSTL, by implication or otherwise, to any patent other than the Patent Rights. Other than the licenses expressly granted in Sections 2.1, 2.2 and 2.3 above, all rights in and to the Patent Rights, the Tangible Research Property and any Technical Information are hereby reserved by WUSTL. Licensee agrees not to practice or use the Patent Rights, the Tangible Research Property and/or the Technical Information or do any act in respect thereof outside the scope of the licenses expressly granted above including, without limitation, providing any Tangible Research Property and/or Technical Information to any third party other than as permitted by this Agreement (including Sections 2.5, 2.10, or 15.7). Licensee further agrees that it will not do any act or thing which would in any way contest or undermine WUSTL’s ownership in any rights in the Patent Rights, the Tangible Research Property and/or Technical Information. In furtherance of the foregoing but without limiting the generality thereof, Licensee agrees not to register or attempt to register in the Territory or elsewhere any rights in the Patent Rights, the Tangible Research Property and/or Technical Information or to assist any third party to do so.

2.8          Markings. Licensee shall ensure that appropriate markings, such as “Patent Pending” or the Patent Rights patent numbers or application serial numbers, appear, in accordance with each country’s patent laws, on all Licensed Product (or their packaging, as appropriate) sold by or on behalf of Licensee.

2.9          Research Cross-License. Licensee hereby grants to WUSTL and WUSTL hereby accepts, a non-transferable, non-exclusive, irrevocable, fully paid up, license, for research and education purposes only, under any and all applicable patents, copyright registrations or other intellectual property rights, to make and use any and all inventions, discoveries or improvements conceived of or reduced to practice by Licensee during the Term of this Agreement and relating to the Patent Rights, Tangible Research Property or Technical Information. For the avoidance of doubt, the rights under this Section 2.9 do not include any right to make, use, sell or offer to sell any products or services for any commercial purpose. Such research cross-license is limited to use at WUSTL only.

2.10        Sublicensing.

2.10.1     General. Subject to the further provisions of this Section 2.10, Licensee may grant sublicenses of the licenses granted to Licensee in Sections 2.1, 2.2 and 2.3 above to third parties by entering into a written agreement with any such third party (each such agreement shall be referred to herein as a “Sublicense” and each such third party shall be referred to herein as a “Sublicensee”). Only Licensee (and not any Sublicensee) may enter into a Sublicense, and each Sublicense shall expressly prohibit the Sublicensee from granting further sublicenses.

2.10.2     Requirements of each Sublicense Agreement. Licensee agrees that it will require all Sublicensees to comply with the terms and conditions set forth in this Agreement and applicable to Licensee. In furtherance of the foregoing but without limiting the generality thereof, each Sublicense shall, for the express benefit of WUSTL, bind the Sublicensee to terms and conditions no less favorable to WUSTL than those between WUSTL and Licensee contained in this Agreement. To the extent that any term, condition, or limitation of any Sublicense is inconsistent with the terms, conditions and limitations contained in this Agreement, such term, condition, and/or limitation shall be null and void against WUSTL. Without in any way narrowing or limiting the scope of the foregoing provisions of this Section 2.10.2, all Sublicenses shall contain the terms and conditions set forth in Exhibit D hereto. Within [***] ([***]) days after the effective date of any Sublicense, Licensee shall provide WUSTL a complete copy of the Sublicense including, without limitation, any and all exhibits and/or attachments thereto. If the Sublicense is written in a language other than English, the copy of the Sublicense shall be accompanied by a complete translation written in English. Upon delivery of such translation to WUSTL, Licensee shall be deemed to represent and warrant to WUSTL that such translation is a true and accurate translation of the Sublicense.

2.10.3      Primary Liability. Licensee will be primarily liable to WUSTL for all acts, errors or omissions of a Sublicensee. Any act, error or omission of a Sublicensee that would be a breach  of this Agreement if imputed to Licensee will be deemed to be a breach of this Agreement by Licensee.

3.	Development Plan.

3.1          Development Plan. Licensee represents and warrants that (a) the Development Plan (Exhibit A) contains Licensee’s good faith, bona fide plans for commercializing Licensed Product and/or Licensed Service as rapidly and extensively as practicable, and (b) Licensee has the knowledge, expertise, experience and resources to fully carry out such plans.

[***] = Certain Confidential Information Omitted

3.2          Development Plan Milestones. Licensee agrees to use its best efforts to meet any and all milestones set forth above and in the Development Plan on or before the times set forth in the Development Plan including, without limitation, the development milestones for each Licensed Product and any Licensed Service.

3.3          Progress Reports. Licensee will deliver to WUSTL written reports on Licensee’s progress against the Development Plan no later than [***]  ([***]) days following January 31 and July 31 of the first [***] calendar years following the calendar year in which the Effective Date falls, and no later than [***] ([***]  days following January 31 of each calendar year thereafter. Each such report will set forth Licensee’s progress against the Development Plan in reasonable detail including, without limitation, the progress achieved and any problems encountered in the development, prototyping, evaluation, testing, validation data (in the field of ocular melanoma, suspicious nevi and cutaneous melanoma), manufacture, Sale, and/or marketing of, as applicable, each Licensed Product and any Licensed Service. Upon reasonable request by WUSTL from time-to-time, Licensee will meet with WUSTL to consult with WUSTL about Licensee’s then-current progress against the Development Plan.

3.4          Changes to Development Plan. Licensee may amend, change or otherwise modify the Development Plan with the written consent of WUSTL, which will not be unreasonably withheld.

4.	Diligence

Licensee agrees, throughout the term of this Agreement, to use its best efforts to develop, manufacture, promote and sell Licensed Product, Combination Products and to perform any Licensed Service, in each instance throughout the Territory and in the Field.

Diligence Milestones:

Financial Milestones

●	[***].

Non-Financial Milestones:

●	[***].

●	[***].

●	[***].

●	[***].

[***] = Certain Confidential Information Omitted

●	[***].

●	[***].

5.	Fees. Payments and Royalties

5.1          License Issue Fee. Licensee shall pay a License Issue Fee of [***] dollars ($[***]). Licensee agrees to pay initial portion of the License Issue Fee of [***] dollars ($[***]) to WUSTL within [***]  ([***]) days after the Effective Date. Licensee further agrees to pay final portion of the License Fee of [***dollars ($[***]) to WUSTL within [***] ([***]) months of the Effective Date. Such License Issue Fee shall be non-refundable and shall not be credited against any other payments that may be due hereunder.

5.2          License Maintenance Fee. Licensee shall pay a [***] dollar ($[***]) License Maintenance Fee should First Commercial Sale not occur prior to the start of the second anniversary of the Effective Date. This fee shall be payable upon the start of the second anniversary and will be payable upon the start of each subsequent anniversary dates of the Effective Date as long as no First Commercial Sale occurred in the preceding year. No License Maintenance Fee shall be owed after the First Commercial Sale has occurred. All License Maintenance Fee payments shall be non-refundable and shall not be credited against any other payments that may be due hereunder and shall cease to be owed when Minimum Annual Royalties are being paid to WUSTL.

5.3          Royalties.

5.3.1          (a)          Licensed Product and Combination Products (Licensed Product and other agents, products or components). For each Licensed Product and/or Combination Products made, used or sold by or for Licensee within the Territory, Licensee agrees to pay WUSTL an earned royalty equal to the Patent Royalty Rate of Net Sales if there is a Valid Claim in at least one of the country of manufacture or country of Sale or equal to the Non-Patent Royalty Rate of Net Sales if there is no Valid Claim in both the countries of manufacture and Sale. Such earned royalties shall be paid by Licensee within [***]  ([***]) days after the end of each Calendar Half in which the Sale of the Licensed Product and/or Combination Products to which such earned royalties occurs.

5.3.1          (b)          Licensed Service and Combination Products (Licensed Service and other services). Licensee agrees to pay WUSTL an earned royalty equal to the Patent Royalty Rate of the total gross revenues generated, directly or indirectly, by Licensee from the performance of the Licensed Service and /or Combination Products if there is a Valid Claim in the country in which the Licensed Service is performed or equal to the Non-Patent Royalty Rate of the total gross revenues generated, directly or indirectly, by Licensee from the performance of the Licensed Service if there is no Valid Claim in the country in which the Licensed Service is performed. Such earned royalties shall be paid by Licensee within [***]  ([***]) days after the end of each Calendar Half in which the performance of the Licensed Service occurs.

5.4          Minimum Royalties. Commencing with the first Calendar Half following the Calendar Half when the First Commercial Sale occurs and continuing thereafter throughout the term of this Agreement, Licensee agrees to pay WUSTL a minimum royalty equal to the Minimum Royalty for each Calendar Half as an advance against the royalties due under Section 5.3.1 above. Such Minimum Royalties shall be due on January 31 and July 31 of each Calendar Half.

[***] = Certain Confidential Information Omitted

5.5          Third Party Royalties; Royalty “Stacking”. To the extent that Licensee, or its Affiliates, is necessarily required to obtain, subsequent to the date of this Agreement, licenses to third party patents or other intellectual property (“Third Party Rights”) to allow the Licensee freedom to practice, use, make, import, export, or sell (or have any of the foregoing done on Licensee’s behalf) the Patent Rights, Tangible Research Property and/or Technical Information to use, make, import, export, or sell (or have any of the foregoing done on Licensee’s behalf) Licensed Product, and/or Licensed Service (collectively “Product”) in a particular country and avoid infringing (or whatever equivalent term of art is used in an applicable country) such third-party intellectual property, then the royalties payable to WUSTL for that country with respect to Net Sales of such Licensed Product, and Licensed Service shall be reduced by Licensee dollar for dollar in an amount up to [***]  ([***] %) percent of any third party royalty or other third party payments payable for the license or other right to use such Third Party Rights, against the royalties owing to WUSTL in any Calendar Half. However, in no event will the royalty or other third party payments due to WUSTL be reduced by more than [***] ([***] %) percent for any Calendar Half. For purposes of clarity, WUSTL Net Sales royalty will not go below [***] % for any Calendar Half as a result of any such deductions. For the avoidance of doubt, this provision only applies to licenses needed to provide freedom to operate under the licensed Patent Rights, Technical Information and Tangible Research Property. It does not apply to other licenses or permissions which the Licensee may obtain to develop, produce, market or sell finished Licensed Product or Licensed Service.

5.6          Milestone Payments. Licensee agrees to pay WUSTL milestone payments in the amounts set forth in the Preamble. Milestone Payments shall be due and payable [***]  ([***]) days after each Calendar Half that the applicable milestone was met.

5.7          Combination Products. In the event that Licensed Product or Licensed Service is sold in combination with products or services other than Licensed Product or Licensed Service, Net Sales for such Combination Products shall be calculated by multiplying actual Net Sales of the Combination Products by the fraction A/(A+B) where A is the invoice price of the Licensed Product or Licensed Service if sold separately and B is the total invoice price of any other products in the combination if sold separately by the Licensee. If, on a country-by-country basis, the Licensed Product or Licensed Service and other component or product in the combination are not Sold separately in any country by Licensee, Net Sales for the purposes of determining payment on the Combination Products shall be calculated by multiplying actual Net Sales of such Combination Products by the fraction C/(C+D) where C is the Licensee’s total actual cost of the Licensed Product or Licensed Service and D is the total actual cost of the other component or product or service included in the Combination Products at such point.

5.8          Clarifications. For the avoidance of doubt, no multiple royalties will be required to be paid because a Licensed Product or its manufacture, use, Sale or importation is covered by more than one Valid Claim or patent or patent application within the Patent Rights. A Sale of a Licensed Product will be deemed to have been made at the time Licensee (or anyone acting on behalf of or for the benefit of Licensee) receives value for a Licensed Product. Similarly, the performance of a Licensed Service shall be deemed to have been performed at the time Licensee (or anyone acting on behalf of or for the benefit of Licensee) receives value for a Licensed Service. The transfer of Licensed Product by Licensee, or the performance of a Licensed Service by Licensee, strictly for their own laboratory research and/or development purposes, beta-testing and/or clinical testing does not constitute a First Commercial Sale for the purposes of this Agreement, provided that Licensee receives no payment or other compensation or value for such Licensed Product in excess of the fully burdened (i.e., direct and indirect) costs of producing and transporting such materials.

5.9          Sublicensing Revenue Obligations. Licensee shall pay to WUSTL the percentage of Sublicensing Revenue identified in the Preamble above. Sublicensing Revenue payments shall be due and payable [***]  ([***]) days after each Calendar Half such Sublicensing Revenue is received by the Licensee.

[***] = Certain Confidential Information Omitted

6.	Place and Method of Payment; Reports and Records; Audit; Interest.

6.1          Method of Payment. All dollar ($) amounts referred to in this Agreement are expressed in United States dollars. All payments to WUSTL shall be made in United States dollars by check or electronic transfer payable to “Washington University.” Any Sales revenues for Licensed Product or revenue for Licensed Service in currency other than United States dollars shall be converted to United States dollars at the conversion rate for the foreign currency as published in the Eastern edition of The Wall Street Journal as of the last business day in the United States of the applicable Calendar Half.

6.2          Place of Payment. Checks shall reference WUSTL Contract Number 006758-0003 and shall be sent to:

Accounting Department
Office of Technology Management
Washington University in St. Louis
660 South Euclid Avenue, CB 8013
St. Louis, MO 63110

All payments shall include the WUSTL Contract Number to ensure accurate crediting to Licensee’s account. Electronic transfers shall be made to a bank account designated in writing by WUSTL.

6.3          Reports. Within [***]  ([***]) days after the end of each Calendar Half in which a Licensed Product is Sold or made or in which a Licensed Service is performed, Licensee shall deliver to WUSTL, a written report setting forth the calculation of all amounts due to WUSTL under Sections 5.3 and 5.6 above for such Calendar Half. For Licensed Product, each such report shall show, at a minimum, (a) the number of Licensed Product in inventory at the beginning of such Calendar Half, (b) the number of Licensed Product sold and amount of Sales by country during such Calendar Half, (c) the number of Licensed Product in inventory at the end of such Calendar Half, (d) the gross receipts for Sales of Licensed Product during such Calendar Half, (e) any Permissible Deductions giving totals by each type for such Calendar Half, (f) Net Sales of Licensed Product by country for such Calendar Half, (g) royalties, fees and payments due to WUSTL for such Calendar Half, giving totals for each category, and (h) earned royalty amounts credited against Minimum Royalty payments for such Calendar Half, and (i) true-ups. For Licensed Service, each such report shall show, at a minimum, (x) the number of Licensed Service performed during such Calendar Half and a description of such Licensed Service, (y) the total gross revenues by country for Licensed Service during such Calendar Half, and (z) royalties due to WUSTL for such Calendar Half, giving totals for each category.

6.4          Books and Records. Licensee shall maintain complete and accurate books of account and records that would enable an independent auditor to verify the amounts paid as royalties, fees and payments under this Agreement. The books and records must be maintained for [***] ([***]) years following the Calendar Half after submission of the reports required by this Agreement. Licensee must give WUSTL’s independent auditors access to all books and records relating to Sales of Licensed Product by Licensee and the performance of Licensed Service by Licensee to conduct, at WUSTL’s expense, an audit or review of those books and records. This access must be available at least once every [***] ([***]) months, during regular business hours, during the term of this Agreement and for the [***]  ([***]) calendar years following the year in which termination or expiration occurs. If any such audit or review reports that Licensee has underpaid royalties by [***] ([***]%) percent or more for any Calendar Half, Licensee shall (a) reimburse WUSTL for the costs and expenses of the accountants and auditors in connection with the review and audit, and (b) immediately pay WUSTL the amount of such underpayment along with interest on the past due amount as provided in Section 6.5 below. Underpaid royalties of less than [***]  ([***]%) percent shall be included in the true-ups at the next Calendar Half Report. If any such audit or review reports that Licensee has overpaid royalties for any Calendar Half that have not been previously reported in the Report true-ups, then amount shall be included in the true-ups at the next Calendar Half Report.

[***] = Certain Confidential Information Omitted

6.5          Interest and Collection. Any amounts not paid by Licensee to WUSTL when due shall accrue interest, from the date [***]  ([***]) days after the balance is due at an interest rate of [***]  percent ([***] %) per month or portion of a month. In addition, Licensee will reimburse WUSTL for all reasonable costs and expenses incurred (including reasonable attorneys’ fees) in collecting any overdue amounts.

6.6          Foreign Taxes. Payments shall be paid to WUSTL free and clear of all foreign taxes.

7.	Confidentiality.

7.1          Definition of Confidential Information. The term “Confidential Information” means, subject to Section 7.2 below, (a) all nonpublic information that WUSTL or Licensee (each the “Disclosing Party” if that Party is providing Confidential Information or the “Receiving Party” if that Party is receiving Confidential Information, each term as applicable) designates as being confidential in writing to Receiving Party or which if disclosed orally is reduced to writing by the Disclosing Party and submitted to the Receiving Party within [***] ([***]) days of such disclosure of Confidential Information, (b) all Patent Rights patent applications, (c) all Technical Information, and (d) all Tangible Research Property. “Confidential Information” includes, without limitation, information in tangible or intangible form relating to and/or including Disclosing Party’s policies or practices, trade secrets, software programs, software source documents, ideas, samples, media, techniques, sketches, drawings, works of authorship, models, tissue samples, inventions, know-how, processes, algorithms, and formulae related to the current, future, and proposed products and services of the party, information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, business and contractual relationships, business forecasts, Sales and merchandising, and marketing plans provided by the Disclosing Party to the other party under this Agreement and information either party provides regarding third parties.

7.1.1          Exclusions. The term “Confidential Information” does not include information that is or becomes a part of the public domain through no direct or indirect act or omission of Licensee. In addition, the term “Confidential Information” does not include information that (a) is known by Licensee prior to WUSTL’s disclosure of such information to Licensee and without restriction on disclosure, and/or (b) lawfully and properly is disclosed to Licensee by a third party not under an obligation of confidence and without restriction on use or disclosure. Notwithstanding the foregoing, it is acknowledged that Licensee shall be permitted to disclose the gene sequences (prior to publication) tested on the Patient Specific Laboratory Report only. Patient Specific Laboratory Report is defined as a report that is prepared by the laboratory director and disseminated via facsimile, mail, and HIPAA compliant secured web portal to the ordering, treating, and additional (if identified) physicians following performance of the assay. This report will be disseminated with Protected Health Information (PHI) to the ordering and treating physician(s) in a manner consistent with standard HIPAA and laboratory practices. The gene sequences will not be disclosed on any other public materials including marketing brochures, website or any other advertising materials until the publication containing said sequences has been submitted for publication by WUSTL.

7.2          General Obligations. Subject to Section 2.5 above and to Sections 7.5 and 7.6, and 7.7 below, Licensee agrees that during the term of this Agreement and until such time as the Confidential Information ceases to be confidential it will (a) refrain from disclosing any Confidential Information to third parties (other than those in (b), (b) refrain from disclosing the Confidential Information to any employees of Licensee other than those employees of Licensee who need to know such information in order for Licensee to use the Confidential Information in accordance with the licenses which are expressly granted in this Agreement and who are subject to restrictions on use and disclosure at least as restrictive as those set forth in this Agreement, (c) keep confidential the Confidential Information, and (d) except for use in accordance with the licenses which are expressly granted in this Agreement, refrain from using Confidential Information.

[***] = Certain Confidential Information Omitted

7.3          No License. By disclosing the Confidential Information to Licensee, WUSTL does not grant any express or implied rights to Licensee under any patents, copyrights, trademarks, or trade secrets. WUSTL reserves, without prejudice, the ability to protect its rights under any such patents, copyrights, trademarks, or trade secrets except as those granted herein. Without limiting any other provision of this Agreement, Licensee acknowledges and agrees that all Technical Information constitutes trade secret information of WUSTL.

7.4          Judicial Procedures. Licensee may, to the extent necessary, disclose the Confidential Information in accordance with a judicial or other governmental order, provided that Licensee either (a) gives WUSTL reasonable notice prior to such disclosure to allow WUSTL a reasonable opportunity to seek a protective order or equivalent, or (b) obtains written assurance from the applicable judicial or governmental entity that it will afford the Confidential Information the highest level of protection afforded under applicable law or regulation.

7.5          Governmental Approvals. Licensee may, to the extent necessary, use and disclose the Confidential Information to secure governmental approval to clinically test or market a Licensed Product and/or Licensed Service, or to secure patent protection for an invention within the Patent Rights. Licensee will, in any such event, take all reasonably available steps to maintain the confidentiality of the disclosed Confidential Information and to guard against any further disclosure.

7.6          Permitted Disclosures. Notwithstanding this Section 7, Licensee shall be permitted to disclose Confidential Information to Licensee’s actual and potential investors and Sublicensees, under conditions of confidentiality as specified under this Agreement.

8.	Representations and Warranties.

8.1          Authority. Each of WUSTL and Licensee represents and warrants to the other of them that (a) this Agreement has been duly executed and delivered and constitutes a valid and binding Agreement enforceable against such party in accordance with its terms, (b) no authorization or approval from any third party is required in connection with such party’s execution, delivery, or performance of this Agreement, and (c) the execution, delivery, and performance of this Agreement does not violate the laws of any jurisdiction or the terms or conditions of any other agreement to which it is a party or by which it is otherwise bound.

8.2          Compliance with Laws. Licensee represents and warrants that it will (a) use the Patent Rights, Tangible Research Property and Technical Information only to exploit the license rights granted in Sections 2.1, 2.2 and 2.3 in accordance with the provisions of this Agreement and with such laws, rules, regulations, government permissions and standards as may he applicable thereto in the Territory and in the Field, and (b) otherwise comply with all laws, rules, regulations, government permissions and standards as may be applicable to Licensee on a country-by-country basis in the Territory with respect to the performance by Licensee of its obligations hereunder in such country.

8.3          Reports and Statements. Licensee warrants that all reports and/or statements provided by Licensee hereunder are true and correct and are certified true and correct by Licensee upon delivery to WUSTL.

8.4          Additional Warranties of Licensee. Licensee represents and warrants that (a) it has obtained the insurance coverage required by Article 12 below, and (b) there is no pending litigation and no threatened claims against it that could impair its ability or capacity to perform and fulfill its duties and obligations under this Agreement.

8.5          Disclaimer. The Patent Rights, Tangible Research Property and the Technical Information are provided to Licensee on an “AS IS” basis. WUSTL does not make any representations or warranties relating to (a) the Patent Rights (including, without limitation, the validity or scope of the Patent Rights), the Tangible Research Property and/or the Technical Information, and/or (b) the performance of any Licensed Product and/or Licensed Service including, without limitation any representation or warranty regarding a Licensed Product’s or Licensed Services’ safety, effectiveness, or commercial viability. WUSTL HEREBY DISCLAIMS ANY AND ALL WARRANTIES, CONDITIONS AND/OR REPRESENTATIONS, WHETHER EXPRESS, IMPLIED, ORAL OR WRITTEN INCLUDING, WITHOUT LIMITATION, ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, REASONABLE CARE, AND/OR FITNESS FOR A PARTICULAR PURPOSE (WHETHER OR NOT WUSTL KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), IN EACH INSTANCE WITH RESPECT TO THE PATENT RIGHTS, THE TANGIBLE RESEARCH PROPERTY, THE TECHNICAL INFORMATION, ANY LICENSED PRODUCT, COMBINATION PRODUCTS AND/OR ANY LICENSED SERVICE. WUSTL FURTHER DISCLAIMS ANY AND ALL WARRANTIES, CONDITIONS AND/OR REPRESENTATIONS OF TITLE AND NON-INFRINGEMENT WITH RESPECT TO THE PATENT RIGHTS, THE TANGIBLE RESEARCH PROPERTY, THE TECHNICAL INFORMATION, ANY LICENSED PRODUCT, COMBINATION PRODUCTS AND ANY LICENSED SERVICE.

9.	Application, Prosecution and Maintenance of Patent Rights.

9.1          Patent Applications. WUSTL has the sole right to control the preparation, filing, prosecution, issue and maintenance of Patent Rights patents and applications. Subject to compliance by Licensee of the terms and conditions of this Agreement (including, without limitation, Section 9.2 below), (a) WUSTL will use commercially reasonable efforts to (a) prosecute and maintain the applications and patents within the Patent Rights, and (b) prepare, file and prosecute additional applications within the Patent Rights as Licensee may reasonably request, in WUSTL’s name at Licensee’s sole cost and expense. WUSTL will select qualified outside patent counsel reasonably acceptable to Licensee and corresponding foreign associates to prepare, file, prosecute and maintain U.S. patents/applications and foreign counterparts within the Patent Rights. WUSTL will consult with Licensee regarding the prosecution of Patent Rights patent applications including, without limitation, providing Licensee a reasonable opportunity to review and comment on proposed submissions to any patent office before the submission is filed. WUSTL will keep Licensee reasonably informed of the status of Patent Rights patents and applications by timely giving Licensee copies of all material communications relating to such Patent Rights that are received from any patent office or outside patent counsel of record or foreign associate.

9.2          Costs and Expenses. Subject to Section 9.3 below, Licensee agrees to reimburse WUSTL for all reasonable costs and expenses incurred by WUSTL in connection with the preparation, filing, prosecution, issue and/or maintenance of patents and applications within the Patent Rights both prior to the Effective Date and at any time thereafter during the term of this Agreement. Licensee agrees to pay WUSTL the amount of any such reimbursement within [***]  ([***]  days after receipt by Licensee of documentation for any such costs and expenses, which WUSTL may provide to Licensee from time-to-time.

9.3          Failure to Reimburse. Licensee may elect not to reimburse WUSTL for amounts due under Section 9.2 in respect to one or more Patent Rights patent and/or applications on a country-by -country basis only by giving WUSTL notice of such election at least [***]  ([***]) days before the date on which the applicable cost or expense is to be incurred by WUSTL (each an “Election Notice”). For purposes of this Section 9.3, a cost or expense shall be deemed to be incurred by WUSTL on the earlier of (a) the date WUSTL actually pays the cost or expense, or (b) the date WUSTL becomes obligated to pay the cost or expense (which, for example, shall be the date WUSTL engages a third party to perform any service which gives rise to any such cost or expense). Any such Election Notice shall specify the Patent Rights patents and/or applications and the country of application to which such Election Notice relates.

[***] = Certain Confidential Information Omitted

In the event any Election Notice is given by Licensee, (x) the term “Patent Rights” shall be modified to exclude, as applicable, the Patent Rights patents and/or applications set forth in such notice, (y) the term “Technical Information” shall be modified to exclude any research and development information, unpatented inventions, know-how, data, methods, and technical data and information no longer necessary for the exploitation of the license granted to the remaining Patent Rights, and (z) the term “Tangible Research Property” shall be modified to exclude any and all research tools and other personal property that WUSTL may have provided to Licensee that is no longer necessary for the exploitation of the license granted to the remaining Patent Rights, in each instance as of the date the Election Notice is given. Accordingly, and for the avoidance of doubt, as of the date the Election Notice is given, the license to the elected Patent Rights, the applicable Technical Information and the applicable Tangible Research Property granted to Licensee under Sections 2.1, 2.2 and 2.3 above shall terminate, and WUSTL shall be free, without any further obligation to Licensee whatsoever, to abandon the applications or patents subject to the notice, or to continue prosecution or maintenance, for WUSTL’s sole use and benefit, at WUSTL’s option. Licensee agrees to deliver to WUSTL, along with any Election Notice, all former Technical Information and former Tangible Research Property to which such Election Notice relates. For the avoidance of doubt, WUSTL will not refund any amounts paid under Section 9.2 to WUSTL prior to WUSTL’s receipt of an Election Notice.

10.	Infringement, Enforcement, and Defense.

10.1          Notice of Infringement. Throughout the term of this Agreement, each of WUSTL and Licensee agree to give the other of them prompt notice of (a) any known or suspected infringement of the Patent Rights or unauthorized use or disclosure of the Technical Information in the Territory, and (b) any claim that a Licensed Product or Licensed Service infringes the intellectual property rights of a third party.

10.2        Patent Rights.

10.2.1          Enforcement. Licensee, at its sole expense, will attempt to stop promptly any infringement of the Patent Rights in the Territory. Upon receipt of WUSTL’s written consent, such consent not to be unreasonably withheld, Licensee may initiate and prosecute actions in its own name or, if required by law, in WUSTL’s name against third parties for infringement of the Patent Rights in the Territory through outside counsel of Licensee’s choice who are reasonably acceptable to WUSTL. Licensee shall consult with WUSTL prior to and in conjunction with all significant issues, shall keep WUSTL informed of all proceedings, and shall provide copies to WUSTL of all pleadings, legal analyses, and other papers related to such actions. WUSTL will provide reasonable assistance to Licensee in prosecuting any such actions. If Licensee fails or declines to take any action under this Section 10.2.1 within a reasonable time after learning of the infringement of the Patent Rights, WUSTL shall have the right (but not the obligation) to take appropriate actions including, without limitation, filing a lawsuit, and Licensee will provide reasonable assistance to WUSTL in prosecuting, resolving and/or settling any such actions.

10.2.2          Restrictions on Settlement. Notwithstanding anything in this Agreement to the contrary, Licensee may not settle, compromise, or otherwise enter into any form of settlement (or other similar agreement) regarding any claim of action brought under Section 10.2.1 above that either (a) admits liability on the part of WUSTL, (b) otherwise negatively affects the rights of WUSTL or imposes any liability, restrictions or obligation upon WUSTL, (c) requires any financial payment by WUSTL, and/or (d) concedes or otherwise portions the Territory and/or (e) grants rights or concessions to a third party to the Patent Rights, any Licensed Product, any Combination Products and/or any Licensed Service, in each instance without the advance written consent of WUSTL.

10.2.3          Expenses. Licensee will be entitled to offset [***] percent ([***]%) of Licensee’s reasonable and necessary attorney’s fees and expenses incurred during any Calendar Half in connection with any suit brought pursuant to Section 10.2.1 above against [***] percent ([***]%) of the royalties due under Section 5.3 above and attributable to such Calendar Half, with a right of carryover of any excess expenses. Licensee will be entitled to offset Licensee’s additional reasonable and necessary attorney’s fees and expenses against the proceeds Licensee obtains from any claim brought pursuant to Section 10.2.1 above, if any.

[***] = Certain Confidential Information Omitted

10.2.4          Proceeds. If Licensee obtains any value, payment or compensation of any type or kind a result of any claim brought pursuant to Section 10.2.1 above, such proceeds shall be distributed in accordance with the further provisions of this Section 10.2.4. First, Licensee shall use the proceeds to pay WUSTL the amount of any of Licensee’s reasonable and necessary attorney’s fees and expenses that were offset against royalties due to WUSTL pursuant to Section 10.2.3 above. Next, Licensee shall use the proceeds to recoup its reasonable and necessary attorney’s fees and expenses incurred in connection with the applicable claim. Licensee shall pay to WUSTL a percentage of any remaining proceeds equal to the Patent Royalty Rate.

10.3        Technical Information. WUSTL shall have the right (but not the obligation) to institute legal action against any third party arising out of such third party’s actual or threatened infringement or misappropriation of the Technical Information and WUSTL shall retain any and all proceeds from any such actions. Licensee shall have the right to make demands or claims, bring suit, effect any settlements or take any other action with respect to any such infringement or misappropriation with the prior written consent of WUSTL, which will not be unreasonably withheld.

11.	Indemnification.

11.1         Licensee agrees to indemnify, reimburse and hold harmless WUSTL Indemnitees from, for and against any and all judgments, settlements, losses, expenses, damages and/or liabilities (“Losses”) and any and all court costs, attorneys’ fees, and expert witness fees and expenses (“Fees”) that a WUSTL Indemnitee may incur from any and all allegations, claims, suits, actions and/or proceedings (“Claims”) arising out of, relating to, or incidental to (a) Licensee’s use, commercialization, or other exploitation of Confidential Information, Tangible Research Property, Technical Information, Patent Rights, Licensed Product and/or Licensed Service and/or Combination Product, whether by or through Licensee, and including all claims for infringement, injury to business, personal injury and product liability or (b) a breach of this Agreement by Licensee or any allegation which, if true, would constitute a breach of this Agreement by Licensee. Licensee’s obligations under this section shall apply regardless of whether any WUSTL Indemnitee is alleged or found to have been negligent in any respect related to a Claim, provided, however, that Licensee’s obligation to indemnify for Losses, as distinct from Fees, shall not apply to the extent the Claim was finally adjudicated by a court of competent jurisdiction to be caused by a WUSTL Indemnitee’s gross negligence and/or willful misconduct.

11.2         Indemnification Procedure. Obligations set forth in this Article 11 shall survive termination of this Agreement, shall continue even after assignment of rights and responsibilities, and shall not be limited by any provision of this Agreement outside this Section. A party seeking indemnification under this Agreement will: (a) give the indemnifying party prompt written notice of the Claim; (b) cooperate with the indemnifying party, at the indemnifying party’s expense, in connection with the defense and settlement of the Claim; and (c) not settle or compromise the Claim without the written consent of the indemnifying party, which shall not be unreasonably withheld. An indemnifying party may satisfy its duty to indemnify for Fees by accepting a duty to defend the Claim on behalf of the Indemnitees without a reservation of rights, at which time the indemnifying party shall be entitled to conduct and direct the defense of lndemnitees against such Claim using attorneys of its own selection; for all other Claims, the Indemnitee shall be entitled to conduct and direct its own defense and that of other Indemnitees using attorneys of its own selection with Fees subject to the indemnifying party’s ongoing obligation to reimburse Fees.

12.	Insurance.

12.1         General. Throughout the term of this Agreement and for a period of [***] ([***]) years thereafter, Licensee shall obtain and maintain, in full force and effect and at Licensee’s sole cost and expense, one or more insurance policies providing: (a) worker’s compensation insurance in respect of all of Licensee’s employees with limits of liability and coverage not less than is from time-to-time required by all applicable laws, and (b) Insurance Services Office (“ISO”) commercial general liability claims basis coverage as it exists as of the Effective Date, or its equivalent in the event such ISO form is discontinued or modified (including, without limitation any event, coverage and any necessary endorsements for products/completed operations, blanket broad form contractual liability as well as for clinical trials if any such trials are to be performed by or on behalf of Licensee) which provides, for each annual policy period, coverage and insurer’s liability of no less than the minimum limits specified in Section 12.2 below for injury, death and property damage resulting from each occurrence during the policy period.

12.2         Policy Limits. Subject to the further provisions of this Section 12.2, the comprehensive commercial general liability coverage shall have the following minimum limits:

 12.2.1          From the Effective Date until the date prior to the First Commercial Sale or clinical trial: $[***] each occurrence; $[***] General Aggregate (other than Products/Completed Operations), $[***], Products/Completed Operations Aggregate.

12.2.2          From the date of the first clinical study: $[***] each occurrence, $[***] General Aggregate (other than Products/Completed Operations); $[***] Products/Completed Operations Aggregate.

12.2.3          From the date prior to the First Commercial Sale: $[***] each occurrence; $[***] General Aggregate (other than Products/Completed Operations), $[***], Products/Completed Operations Aggregate.

The minimum limits of insurance set forth above may be met by a combination of primary insurance and commercial excess liability insurance policies. WUSTL may periodically evaluate the adequacy of the minimum coverage of insurance and deductible limits specified in this Article. WUSTL reserves the right to require Licensee to adjust the insurance coverage by modifying the types of required coverages, the limits and/or financial rating and/or the method of financial rating of Licensee’s insurers as such changes are required of WUSTL by its insurance carrier. WUSTL shall provide Licensee with reasonable notice of any proposed modification and, if so requested by Licensee, discuss any proposed modifications in good faith.

12.3         Policy Specifics. Each policy of insurance which Licensee is required to obtain hereunder shall (a) be with reputable and financially secure insurance carriers having at least an A rating (A rating or above by A.M. Best) and an A.M. Best Class Size of at least VIII. (b) list each of WUSTL, its trustees, faculty, staff, students, agents and their respective successors, heirs and assigns as additional insured, (c) be endorsed to provide that the insurer waives all subrogation rights which the insurer otherwise has or could have against any additional insured, (d) be primary in respect of all additional insured, and (e) provide that the identified insurer will not cancel or fail to renew the identified insurance without giving WUSTL at least [***] days’ prior written notice thereof.

12.4         Evidence of Insurance. Upon the execution and delivery of this Agreement, and thereafter no later than the day on which any such policy of insurance is renewed or replaced, Licensee shall provide WUSTL with a Certificate of Insurance from each such insurer which evidences compliance by Licensee with its obligations hereunder. Upon the from time to time request of WUSTL, Licensee shall provide WUSTL with a copy of the policy, status of claims and claims history respecting any of the insurance required to be maintained by Licensee hereunder.

[***] = Certain Confidential Information Omitted

12.5         Clarifications. For the avoidance of doubt, the minimum insurance coverage and limits set forth in this Agreement do not constitute a limitation on Licensee’s liability or obligations to indemnify or defend WUSTL and any other additional insured under this Agreement.

13.	Term and Termination.

13.1         Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of ten (10) years after the expiration of the last-to-expire Valid Claim of the Patent Rights; subject however to earlier termination as provided herein. Upon expiration of the last-to-expire Valid Claim of the Patent Rights, Licensee shall provide written notification to inform WUSTL regarding the expiration date of the last-to-expire Valid Claim of the Patent Rights; after which this Agreement will revert to a non-transferable, non-exclusive, Non-Patent Royalty bearing license for the use of the Tangible Research Property and Technical Information for a period of ten (10) years to (a) make, have made, sell, offer for sale, use, and import Licensed Product, and (b) perform Licensed Service, in each instance solely in the Territory and in the Field.

13.2         Termination By Licensee. Licensee may terminate this Agreement without cause by (a) giving notice thereof to WUSTL, and (b) paying WUSTL, along with such notice, all amounts due and owing to WUSTL under this Agreement. Any such termination shall be effective on the date such notice is received by WUSTL along with the Termination Fee. The “Termination Fee” shall be an amount equal to all amounts that would have come due under this Agreement (absent the termination of this Agreement) in the one hundred eighty (180) day period after the effective date of termination.

13.3          Termination by WUSTL. WUSTL may terminate this Agreement by giving notice thereof to Licensee upon the occurrence of any one or more of the following events (in which event this Agreement shall terminate on the date such notice is given): (a) Licensee materially fails to meet any of the requirements set forth in Article 3, 4, 5, 6, 7 , 9.2 and 12, and fails to remedy such failure within ninety (90) days after WUSTL gives Licensee notice of such failure (b) Licensee breaches any other agreement between Licensee and WUSTL (and/or defaults in any obligation to WUSTL outside the scope of this Agreement) and Licensee fails to remedy such breach (or default) within ninety (90) days after WUSTL gives Licensee notice of, as applicable, such breach or default, (c) Licensee exercises, or attempts or offers to exercise, any rights with respect to the Patent Rights and/or the Technical Information outside the scope of the licenses granted to Licensee in Article 2 above, or (d) Licensee (i) becomes insolvent, bankrupt, or is otherwise unable to pay its debt(s) to WUSTL by the due date(s), or (ii) Licensee suffers the appointment of a receiver, receiver and manager, or administrative receiver of the whole or any part of its assets or undertaking, or (iii) an order is made or a notice issued convening a meeting of shareholders to consider the passing of a resolution, or (iv) a resolution is passed, for its winding up (other than for the purpose of amalgamation or reconstruction), or (v) it enters into any arrangement with its creditors or suffers any distress or execution to be levied on its goods.

13.4          Breach and Failure to Cure. WUSTL may terminate this Agreement by giving notice thereof to Licensee in the event Licensee commits a material breach of any provision of this Agreement (other than a breach of the type contemplated by Section 13.3 above) and fails to cure such breach within ninety (90) days after the day that WUSTL gives Licensee notice of such breach, and such termination shall be effective on the date such notice of termination is given. Licensee may terminate this Agreement by giving notice thereof to WUSTL in the event WUSTL commits a breach of any provision of this Agreement and fails to cure such breach within ninety (90) days after the day that Licensee gives notice to WUSTL of such breach, and such termination shall be effective on the date such notice of termination is given.

13.5          Duties Upon Expiration or Earlier Termination. For the avoidance of doubt, on the date of expiration or earlier termination of this Agreement, all license rights granted to Licensee under Article 2 above shall terminate. Licensee agrees to, promptly upon the expiration or earlier termination of this Agreement, deliver to WUSTL all originals, copies, reproductions and summaries of all Tangible Research Property, Technical Information and Confidential Information, in each instance in the format in which it exists at the time of expiration or earlier termination of this Agreement, or in another mutually agreed format. Within twenty (20) days after the expiration or earlier termination of this Agreement for any reason whatsoever, Licensee agrees to deliver a written report to WUSTL of all Licensed Product in inventory. If this Agreement terminates before the expiration of the last-to-expire Patent Rights, then, upon the termination of this Agreement, Licensee agrees (a) to immediately discontinue the exportation of Licensed Product that were made in the Territory, (b) to immediately discontinue the manufacture, Sale and distribution of the Licensed Product in the Territory and the performance of Licensed Service in the Territory, (c) to immediately destroy all Licensed Product in inventory, and (d) not to manufacture, sell and/or distribute Licensed Product in the Territory until the expiration of applicable last-to-expire Patent Rights. Notwithstanding the foregoing, upon early termination of this Agreement; excluding early termination arising due to breach of the Agreement by the Licensee; Licensee may, upon prior written consent from WUSTL which shall not be unreasonably withheld; for a wind down period not to exceed six (6) months following the date of termination, a) continue selling Licensed Product and/or Combination Products which was in process on the date of final notice of termination and/or b) provide Licensed Service for existing physician customers (that is, physicians who had ordered the then available Licensed Product or Licensed Service prior to the termination date), provided that Licensee pays to WUSTL the applicable royalty or other amounts due on such sales of Licensed Product, Combination Products and/or Licensed Service in accordance with the terms and conditions of this Agreement. Licensee agrees to a) immediately discontinue manufacture of Licensed Product and/or Combination Products upon early termination of this Agreement and to b) immediately discontinue sale for the Licensed Product and/or Combination Products and/or Licensed Service six (6) months following the date of termination.

13.6          Effect of Expiration or Earlier Termination. For the avoidance of doubt, the expiration or earlier termination of this Agreement shall not relieve Licensee of its obligation to account for and make payment to WUSTL of any amount due hereunder including, without limitation, any royalties accrued during the term of this Agreement and amounts under Section 9.3 above.

14.	Limitation of Liability.

14.1          General. WUSTL has no responsibility and assumes no liability for product design, development, pre- or post-market regulatory approval, servicing, distribution, or marketing of any Licensed Product or Licensed Service, and/or for any decisions made or strategies devised relating to any Licensed Product or Licensed Service. Furthermore, WUSTL does not assume any liability from licensing of the Patent Rights, Tangible Research Property and/or Technical Information hereunder and such licensing shall not impose or create any liability on the part of WUSTL including, but not limited to, liability for products, quality of manufacturing, technical application, or Sale or services of Licensee. Additionally, WUSTL does not assume any liability in respect of (a) any infringement of any patent, copyright, trademark, trade secret or other rights of any third party due to Licensee’s use or other exploitation of the Licensed Product or the Licensed Service, (b) the ability of Licensee to understand and utilize the licenses herein granted, or (c) any injury, loss or damage of any kind or nature sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed on Licensee or any other person arising out of or in connection with or resulting from Licensee’s use or other exploitation of the Licensed Product or Licensed Service. In all events, WUSTL’s aggregate liability for claims arising out of or in any way connected with this Agreement, the Patent Rights, the Tangible Research Property, the Technical Information, any Licensed Product and/or any Licensed Service, whether for breach of contract, in tort or otherwise, shall not exceed, in the aggregate, the greater of (y) the Minimum Royalty, or (z) the amount of [***] ([***]) months average earned royalty paid hereunder taken over the [***] ([***]) months preceding the month in which the damage or injury is alleged to have occurred.

[***] = Certain Confidential Information Omitted

14.2          Consequential Damages. IN NO EVENT SHALL WUSTL BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE PATENT RIGHTS, THE TANGIBLE RESEARCH PROPERTY, THE TECHNICAL INFORMATION, ANY LICENSED PRODUCT AND/OR ANY LICENSED SERVICE, WHETHER FOR BREACH OF CONTRACT, IN TORT OR OTHERWISE, EVEN IF WUSTL IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

15.	General Provisions.

15.1          Import/Export Controls. WUSTL is or may be subject to statutes and regulations of the U.S. Government relating to exportation of technical data, computer software, laboratory prototypes, and other commodities, and its obligations hereunder are subject to compliance with applicable law (including the Arms Export Control Act, 22 U.S.C. Section 2751 et seq. and the Export Administration Act of 1979, as amended) as well as the International Traffic in Arms Regulations (ITTARs) and Export Administration Regulations (EARs). The transfer of certain technical data and commodities may require a license from an agency of the U.S. Government and/or written assurances from Licensee that Licensee will not re-export certain data or commodities to certain foreign countries without prior approval of such agency. While WUSTL will cooperate with Licensee to secure any license that such agency deems necessary, the WUSTL cannot guarantee that such license will be granted. WUSTL is not transferring any Patent Rights, Tangible Research Property, Technical Information or any other information or materials outside of the United States and is providing no representation regarding the export control status or classification of any information or materials provided to Licensee hereunder. Licensee agrees to notify WUSTL before Licensee sends WUSTL any export-controlled information or technology. Such notification will include an identification of any item or information that is export controlled, the classification of such export controlled information, and an identification of any restrictions on the disclosure or use of such export controlled information.

15.2          Entire Agreement; Amendment. This Agreement, together with any exhibits which are attached hereto and referenced in this Agreement, constitutes the complete and final Agreement and understanding between WUSTL and Licensee with respect to the subject matter hereof, and supersedes and merges all prior and contemporaneous agreements, negotiations, and understandings between WUSTL and Licensee, both oral and written, with respect to the subject matter hereof. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or in part, except pursuant to a writing signed by the parties. Accordingly, no course of conduct shall constitute an amendment hereto.

15.3          Equitable Relief. Licensee acknowledges and agrees that the determination of money damages for a breach, or threatened breach, of Articles 2 and/or 6 above by Licensee will be difficult to determine, and, accordingly, the parties agree that WUSTL’s remedies at law for any such breach, or threatened breach, are inadequate and will result in irreparable harm. Therefore, without limiting either party’s right to seek equitable relief for a breach, or threatened breach of any other provision of this Agreement, the parties agree that upon any breach, or threatened breach, of Articles 2 and/or 6 above by Licensee, WUSTL will be entitled to seek from a court equitable relief including but, not limited to, temporary restraining orders, preliminary injunctions, permanent injunctions, and/or decrees of specific performance, in each instance without the necessity of posting a bond.

15.4          Governing Law, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to its rules of, or procedures involving, conflicts of laws which shall be given no effect whatsoever. All actions relating to, arising from or otherwise incidental to this Agreement shall be brought exclusively in the United States District Court for the Eastern District of Missouri, unless no federal subject matter jurisdiction exists, in which case such action shall be brought exclusively in the Circuit Court of St. Louis County, Missouri. Licensee hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any proceedings brought in any such courts and any claims that any such proceedings have been brought in an inconvenient forum. Licensee further agrees not to contest personal jurisdiction of such courts.

15.5          Survival. Each provision of this Agreement that would by its nature or terms survive any termination of this Agreement shall survive any termination of this Agreement, regardless of the cause. Such provisions include, without limitation, Sections 8.5, and 13.5 and Articles 5, 6, 7, 9, 11, 14 and 15.

15.6          Notices. All notices, including notices of address change, given hereunder shall be in English, in writing and shall be given by (a) personal delivery, (b) facsimile with a confirming notice that complies with clause (a) or (c) of this Section 15.6, (c) certified mail, return receipt requested, postage and fees prepaid, or (d) in the case of notices given to Licensee, by email with a confirming notice that complies with clause (a) or (c) of this Section 15.6. Any notices given in accordance with this Section 15.6 shall be deemed given and received (w) if delivered in person, on the date of personal delivery, (x) if transmitted by facsimile, one working day after transmission (if a confirming notice that complies with clause (a) or (c) of this Section 15.6 has, in fact, also been delivered or mailed), (y) if sent by certified mail, five working days after being mailed, or (z) if sent by email to Licensee, one working day after transmission (if a confirming notice that complies with clause (a) or (c) of this Section 15.6 has, in fact, also been delivered or mailed). Any such notices given to Licensee shall be sent to, as applicable, the facsimile number, postal address or email address set forth on the first page of this Agreement and to the attention of the individual designated on the first page of this Agreement (or to such other facsimile number, postal address or email address as Licensee may give WUSTL notice of in accordance with this Section 15.6). Any such notice given to WUSTL shall be sent to, as applicable, the facsimile number, postal address or email indicated below and to the attention of the individual designated below (or to such other facsimile number, postal address or email address as Licensee may give WUSTL notice of in accordance with this Section 15.6):

  Office of Technology Management
  Attention: Co-director
  Washington University in St. Louis
  660 South Euclid Avenue, CB 8013
  St. Louis, MO 63110

15.7          Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Licensee or used by Licensee to secure a debt (whether by operation of law or otherwise) without the prior written consent of WUSTL; provided, however, that Licensee may assign this Agreement, without WUSTL’s prior written consent, to a third party that acquires substantially all of Licensee’s business or assets through merger, sale, acquisition, operation of law, or other similar transaction if (a) the successor agrees in writing to assume all obligations and liabilities of Licensee to WUSTL hereunder, and (b) Licensee gives an original copy of such agreement to WUSTL within ten (10) days of the effective date of the assignment. For the avoidance of doubt, any such assignment shall not release Licensee from its obligations and liabilities hereunder. WUSTL may assign this Agreement and/or subcontract any one or more of its obligations hereunder to any third party, in each instance without the consent of Licensee. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

15.8          Construction. All captions contained in this Agreement are for convenience only and shall not be deemed to be part of this Agreement. Accordingly, they shall not constitute a part of this Agreement when interpreting or enforcing this Agreement. Each party has substantially participated in the drafting and negotiation of this Agreement, and no provision hereof shall be construed against either party by virtue of the fact that such provision was drafted by such party. All defined terms used in this Agreement shall be deemed to refer to the masculine, feminine, neuter, singular and/or plural, in each instance as the context and/or particular facts may require. Use of the terms “hereunder”, “herein”, “hereby”, and similar terms refer to this Agreement.

 15.9          Relationship of the Parties. Nothing in this Agreement shall create any association, partnership, joint venture, or the relation of principal and agent or employee between the parties hereto, it being understood that Licensee shall perform all services hereunder as an independent contractor. Each party shall discharge all liabilities and obligations required of it, by law or otherwise, as an employer with regard to its employees. No acts performed or words spoken by either party with respect to any third party shall be binding upon the other. Any and all obligations incurred by either party in connection with the performance of any of its obligations hereunder shall be solely at that party’s own risk, and the other shall not be obligated in any way therefore except as specifically provided for herein to the contrary. Each party agrees that it shall not represent itself as the agent or legal representative of the other for any purpose whatsoever.

15.10       Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefore another provision that is legal and enforceable and achieves the same objective. If the remainder of this Agreement shall not be affected by such declaration or finding and is capable of substantial performance, then, each provision not so affected shall be enforced to the extent permitted by law.

15.11          Waiver. A party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a “course of dealing” or a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. No waiver shall be binding upon a party unless it is in writing and signed by such party. Such waiver shall apply only to the specific default or the instance specified, and a waiver of any default shall not waive any other default, whether or not similar to the default waived. The rights granted the parties are cumulative and the waiver by a party of any single remedy shall not constitute a waiver of such party’s right to assert all other legal remedies available to such party under the circumstances.

15.12          Use of Names. Neither WUSTL nor Licensee may use the name of the other for any commercial, advertisement, or promotional purpose without the prior written consent of the other, which shall not be unreasonably withheld.

15.13          Recitals. The recitals to this Agreement are hereby incorporated herein as an integral part hereof.

15.14          Cumulative Remedies. No right or remedy conferred by this Agreement upon WUSTL is exclusive of any other right or remedy conferred herein or by law or in equity; rather, all of such rights and remedies are cumulative of every other such right or remedy and may be exercised concurrently or separately from time-to-time.

15.15          Force Majeure. If the performance of any obligation under this Agreement is prevented or impaired by Acts of God or the public enemy, riots and insurrection, war, embargoes, and acts of civil or military authority, and/or other similar events, a party will be excused from performance so long as such cause continues to prevent or impair that party’s performance. The party claiming such force majeure excuse must promptly notify the other party of the existence of the cause and must at all times use diligent efforts to resume and complete performance. This Section 15.15 will not excuse Licensee’s obligation to pay fees, payments and royalties under this Agreement.

15.16          WUSTL Personnel. Licensee agrees that in the event a WUSTL faculty or staff member serves Licensee in the capacity of consultant, officer, employee, board member, advisor, or other designation, pursuant to a contract or otherwise outside of this Agreement, such WUSTL faculty or staff member shall serve in his or her individual capacity, as an independent contractor, and not as an agent or representative of WUSTL, that WUSTL exercises no authority or control over such faculty or staff member while acting in such capacity, that WUSTL receives no benefit from such activity, that neither Licensee nor the faculty or staff member may use WUSTL resources in the course of such service and that WUSTL makes no representations or warranties under such contracts and otherwise assumes no liability or obligation in connection with any such work or service undertaken by such faculty or staff member. Licensee further agrees that any breach, error, or omission by a WUSTL faculty or staff member acting in the capacity set forth above in this paragraph shall not be imputed or otherwise attributed to WUSTL, and shall not constitute a breach of this Agreement by WUSTL.

15.17          Further Acts. Each party shall, at the reasonable request of the other, execute and deliver to the other such instruments and/or documents and shall take such actions as may be required to more effectively carry out the terms of this Agreement.

15.18          Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and as executed shall constitute one agreement, binding on both parties even though both parties do not sign the same counterpart.

15.19          Legal Counsel. Each party acknowledges that each has the right to seek independent counsel with respect to the terms and conditions of this Agreement. Each acknowledges that this Agreement affects the legal rights and obligations of the party executing this Agreement. By their respective signatures to this Agreement, each party acknowledges that the party has either sought the assistance of legal counsel prior to the execution of this Agreement or has deemed none necessary.

15.20          Impact on Tax-Exempt Status. Licensee has been advised (a) that WUSTL is exempt from federal income tax under Section 501(c) (3) of the Internal Revenue Code, (b) that maintenance of such exempt status is of critical importance to WUSTL and to its members, and (c) that WUSTL has entered into this Agreement with the expectation that there will be no adverse impact on its tax exempt status. As such, and if it becomes necessary, the parties agree to amend, modify or reform this Agreement as necessary (i) in order to ensure that there is no adverse impact on WUSTL’s tax exempt status, and (ii) in a manner that preserves the economic terms of the Agreement, as well as the intellectual property rights of WUSTL as such rights are set forth in this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

WASHINGTON UNIVERSITY

By:	/s/ Bradley J. Castanho, Ph.D.

Title:	Assistant Vice Chancellor for Research Office of Technology Management Washington University in St. Louis

LICENSEE

By:	/s/ Derek Maetzold

Title:	President & CEO

EXHIBIT A

Initial Development Plan

The regulatory, market conditions, competition, and product development milestones and outcomes may change. As a result this Development and Commercialization Plan is to be updated annually.

Development Plan

Development Plan Assumptions:

●	[***].

●	[***].

●	[***].

●	[***].

[***] = Certain Confidential Information Omitted

●	[***].

●	[***].

●	[***].

●	[***].

Commercialization Plan: US
Target Completion Date	Milestone	Comment / Dependencies
[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
Development Plan: Uveal Melanoma
Target Completion Date	Milestone	Comment / Dependencies

[***]
[***]	[***]
[***]	[***]
[***]	[***]	[***]

Development Plan: Suspicious Nevi
Target Completion Date	Milestone	Comment / Dependencies
[***]	[***]
[***]	[***]

[***] = Certain Confidential Information Omitted

Development Plan: Cutaneous Melanoma
Target Completion Date	Milestone	Comment I Dependencies
[***]	[***]

Commercialization Plan: Canada
Target Completion Date	Milestone	Comment / Dependencies
[***]	[***]	[***]

Commercialization Plan: EU
Target Completion Date	Milestone	Comment I Dependencies
[***]	[***]

[***] = Certain Confidential Information Omitted

Commercialization Plan: Australia
Target Completion Date	Milestone	Comment / Dependencies
[***]	[***]

[***] = Certain Confidential Information Omitted

Exhibit B

Tangible Research Properties

1.   FNAB samples from tumors—previously provided to Licensee
2.   FFPE samples from tumors—previously provided to Licensee

Exhibit C

Technical Information

1.	[***]

2.	[***]

3.	[***]

4.	[***]

5.	[***]

6.	[***]

7.	[***]

[***] = Certain Confidential Information Omitted

Exhibit D

Sublicense Agreement Provisions

Licensee agrees that it will require all Sublicensees to comply with terms and conditions set forth in the following Sections of this Agreement as applicable to Licensee: Articles 2.1 through 2.8, 6.4, 7, 8, 10, 13, 14, and 15.

In addition, all sublicenses shall include the following obligations on the part of the Sublicensee:

Sublicensee agrees to indemnify and hold harmless WUSTL Indemnitees to the same extent and under terms no less favorable to WUSTL Indemnitees as Licensee’s obligations under Article 11 of this Agreement.

Sublicensee agrees to maintain insurance for WUSTL’s benefit to the same extent and under terms no less favorable to WUSTL as Licensee’s obligations under Article 12 of this Agreement.

Sublicensee agrees to maintain books and records and allow audits for WUSTL’s benefit to the same extent and under terms no less favorable to WUSTL as Licensee’s obligations under this Agreement.

If Licensee enters bankruptcy or receivership, voluntarily or involuntarily, sublicensing revenue then or thereafter due to Licensee will, upon notice from WUSTL to any Sublicensee, become directly due and owing to WUSTL for the account of Licensee. WUSTL will remit to Licensee any amounts received that exceed the sum actually owed by Licensee to WUSTL.

Washington University is a third party beneficiary of this Sublicense Agreement. Accordingly, Washington University may enforce this Agreement against Sublicensee to the same extent as the Sublicensor.